SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                December 12, 2003
                Date of Report (Date of earliest event reported)


                      TANGER PROPERTIES LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)

                            Commission File Numbers:
                                   33-99736-01
                                   333-3526-01
                                  333-39365-01
                                  333-61394-01

                                   56-18122494
                      (I.R.S. Employer Identification No.)


                   3200 Northline Avenue, Greensboro, NC 27408
          (Address of principal executive offices, including zip code)

                                 (336) 292-3010
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)




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


                      TANGER PROPERTIES LIMITED PARTNERSHIP

                                 CURRENT REPORT

                                       ON

                                   FORM 8-K/A


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          We are amending the pro forma  information  previously  included under
          Item 7 (b) in our Current Report on Form 8-K, dated December 8, 2003, in order to reflect the actual offering price of our common share offering which priced on December 10, 2003.

          The financial statements, unaudited pro forma financial information and exhibits filed herewith are as set forth below

                                                                           Page

          (b)  Pro Forma Financial Information

            (1)  Unaudited Pro Forma Consolidating Statements of Operations
                 for the nine months ended September 30, 2003 and            5
                 for the year ended December 31, 2002                        6

            (2)  Unaudited Pro Forma Consolidating Balance Sheets
                 as of September 30, 2003                                    7

            (3)  Notes to Unaudited Pro Forma Consolidating
                 Financial Statements                                        8

            (4)  Unaudited Pro Forma Funds from Operations                   9



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

                      TANGER PROPERTIES LIMITED PARTNERSHIP
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS




The accompanying unaudited Pro Forma Consolidating Financial Statements have been derived from the historical statements of the Operating Partnership and give effect to the proposed acquisition of the Charter Oak Properties, which is expected to close in December 2003. The unaudited Pro Forma Consolidating Statements of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 assume the acquisition had occurred as of January 1, 2002. The unaudited Pro forma Consolidating Balance Sheet assumes the acquisition had occurred on September 30, 2003.

The Charter Oak Properties are being acquired by COROC for a purchase price of $491.0 million, including the assumption of $187.1 million of debt. We will be required to fund one-third of the net acquisition costs plus closing costs and certain other escrows and reserves, collectively estimated to be $107.9 million. Blackstone will be required to contribute the remaining $215.8 million. The Pro Forma Consolidating Financial Statements reflect our assumption that the Company will issue 2.3 million common shares with net proceeds of approximately $88.0 million and borrow an additional $19.9 million under our existing lines of credit to fund our investment. There can be no assurance that closing on the transaction will actually occur or that we will be able to issue the common shares to fund our transaction.

The accompanying unaudited Pro Forma Consolidating Financial Statements reflect a preliminary allocation of the purchase price under Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141"). This allocation is subject to final adjustment following the acquisition. Included in the allocation is $76.8 million allocated to lease related intangible assets. The ultimate allocation and estimated useful lives could change upon final valuation of these lease related intangibles. The Operating Partnership expects to finalize the valuation following the consummation of the transaction. Changes in the allocation of the purchase price and/or estimated useful lives from those used in the Pro Forma Consolidating Financial Statements would result in an increase or decrease in pro forma net income and related pro forma earnings per share. Further, the Pro Forma Consolidating Financial Statements reflect the consolidation of the Charter Oak Properties as if it is a Variable Interest Entity and we are the Primary Beneficiary under FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). Currently, there are proposed amendments to FIN 46 that may ultimately lead us to conclude that we should account for our investment in COROC under the equity method of accounting in accordance with Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock".

Certain amounts in the historical financial statements of the Operating Partnership for the year ended December 31, 2002 have been reclassified to reflect the requirements of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 requires that results of operations and gains and losses from the sale of properties to be reclassified as discontinued operations for all periods presented.



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

The Operating Partnership's management has prepared the unaudited Pro Forma Consolidating Financial Statements. These pro forma statements may not be indicative of the results that would have actually occurred if the acquisition had been in effect on the dates indicated, nor do they purport to represent the results of operations for future periods. The unaudited Pro Forma Consolidating Financial Statements should be read in conjunction with the unaudited Combined Statement of Revenues and Certain Operating Expenses of the Charter Oak Properties for the nine months ended September 30, 2003 and the audited Combined Statement of Revenues and Certain Operating Expenses of the Charter Oak Properties for the year ended December 31, 2002 (both of which are contained in the Operating Partnership's Current Report on Form 8-K, dated December 8, 2003), the Operating Partnership's unaudited financial statements and notes thereto as of September 30, 2003 and for the nine months then ended (which are contained in the Operating Partnership's Form 10-Q for the period ended September 30, 2003), and the Operating Partnership's audited financial statements and notes thereto as of December 31, 2002 and for the year then ended (which are contained in the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2002).


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

             TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES
                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                      Nine Months Ended September 30, 2003
                                   (Unaudited)
                      (In thousands, except per unit data)


                                                           Operating      Charter      Pro forma         Pro forma
                                                          Partnership       Oak        Adjustments       Consolidated
-------------------------------------------------------------------------------------------------------------------
                                                             (a)            (b)
REVENUES
  Base rentals                                             $ 59,498      $ 37,203       $ (998)(c)       $ 95,703
  Percentage rentals                                          1,743         1,085                           2,828
  Expense reimbursements                                     25,305        13,551                          38,856
  Other income                                                2,547           187                           2,734
-------------------------------------------------------------------------------------------------------------------
       Total revenues                                        89,093        52,026         (998)           140,121
-------------------------------------------------------------------------------------------------------------------
EXPENSES
  Property operating                                         30,135        13,611                          43,746
  General and administrative                                  7,375           487          874 (d)          8,736
  Interest                                                   19,707            -         7,559 (e)         27,266
  Depreciation and amortization                              21,463            -        16,746 (f)         38,209
-------------------------------------------------------------------------------------------------------------------
       Total expenses                                        78,680        14,098       25,179            117,957
-------------------------------------------------------------------------------------------------------------------
Income before equity in earnings of unconsolidated joint
  ventures, minority interest and discontinued operations    10,413        37,928      (26,177)            22,164
Equity in earnings of unconsolidated joint ventures             639                                           639
Minority interest                                                 -                    (19,424)(g)        (19,424)
-------------------------------------------------------------------------------------------------------------------
Income from continuing operations                          $ 11,052      $ 37,928    $ (45,601)           $ 3,379
-------------------------------------------------------------------------------------------------------------------

Basic earnings per unit:
  Income from continuing operations                           $ .80                                         $ .16
  Weighted average units                                     13,437                      2,300 (h)         15,737
-------------------------------------------------------------------------------------------------------------------

Diluted earnings per unit:
  Income from continuing operations                           $ .79                                         $ .16
  Weighted average units                                     13,615                      2,300 (h)         15,915
-------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.


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

             TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES
                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                          Year Ended December 31, 2002
                                   (Unaudited)
                      (In thousands, except per unit data)


                                                               Operating      Charter      Pro forma           Pro forma
                                                              Partnership       Oak       Adjustments         Consolidated
---------------------------------------------------------------------------------------------------------------------------
                                                                  (i)           (b)
REVENUES
  Base rentals                                                  $ 75,560      $ 49,718      $ (1,330)(c)        $ 123,948
  Percentage rentals                                               3,558         1,838                               5,396
  Expense reimbursements                                          30,477        18,709                              49,186
  Other income                                                     3,303           514                               3,817
---------------------------------------------------------------------------------------------------------------------------
       Total revenues                                            112,898        70,779        (1,330)              182,347
---------------------------------------------------------------------------------------------------------------------------
EXPENSES
  Property operating                                              35,898        18,727                              54,625
  General and administrative                                       9,227           822         1,165 (d)            11,214
  Interest                                                        28,460             -        10,331 (e)            38,791
  Depreciation and amortization                                   28,551             -        22,328 (f)            50,879
---------------------------------------------------------------------------------------------------------------------------
       Total expenses                                            102,136        19,549        33,824               155,509
---------------------------------------------------------------------------------------------------------------------------
Income before equity in earnings of unconsolidated joint
  ventures, minority interest and discontinued operations         10,762        51,230       (35,154)               26,838
Equity in earnings of unconsolidated joint ventures                  392                                               392
Minority interest                                                      -                     (25,898)(g)           (25,898)
---------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                               $ 11,154      $ 51,230     $ (61,052)              $ 1,332
---------------------------------------------------------------------------------------------------------------------------

Basic earnings per unit:
  Income from continuing operations                                $ .82                                           $ (.03)
  Weighted average units                                          11,356                       2,300 (h)           13,656
---------------------------------------------------------------------------------------------------------------------------

Diluted earnings per unit:
  Income from continuing operations                                $ .80                                           $ (.03)
  Weighted average units                                          11,539                       2,300 (h)           13,839
---------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

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

             TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATING BALANCE SHEET
                            As of September 30, 2003
                                   (Unaudited)
                                 (In thousands )

                                                                   Operating        Charter          Pro forma
                                                                  Partnership         Oak           Consolidated
-------------------------------------------------------------------------------------------------------------------

ASSETS                                                                (a)
  Rental Property
    Land                                                            $ 50,474        $ 70,100 (j)      $ 120,574
    Buildings, improvements and fixtures                             583,269         367,792 (j)        951,061
-------------------------------------------------------------------------------------------------------------------
                                                                     633,743         437,892          1,071,635
    Accumulated depreciation                                        (191,628)                          (191,628)
-------------------------------------------------------------------------------------------------------------------
    Rental property, net                                             442,115         437,892            880,007
  Cash and cash equivalents                                              200                                200
  Deferred charges, net                                                9,398          76,817 (j)         86,215
  Other assets                                                        13,510           8,636 (k)         22,146
-------------------------------------------------------------------------------------------------------------------
      Total assets                                                 $ 465,223       $ 523,345          $ 988,568
-------------------------------------------------------------------------------------------------------------------
LIABILITIES AND PARTNERS' EQUITY
Liabilities
  Debt
    Senior, unsecured notes                                        $ 147,509                          $ 147,509
    Mortgages payable                                                172,552         199,617 (l)        372,169
    Lines of credit                                                    7,272          19,916 (m)         27,188
-------------------------------------------------------------------------------------------------------------------
                                                                     327,333         219,533            546,866
  Construction trade payables                                          7,188                              7,188
  Accounts payable and accrued expenses                               13,784                             13,784
-------------------------------------------------------------------------------------------------------------------
      Total liabilities                                              348,305         219,533            567,838
-------------------------------------------------------------------------------------------------------------------
Commitments
Minority interests                                                         -         215,819 (n)        215,819

Partners' equity
  General partner                                                        974                                974
  Limited partner                                                    116,062          87,993 (h)        204,055
  Accumulated other comprehensive loss                                  (118)                              (118)
-------------------------------------------------------------------------------------------------------------------
      Total partners' equity                                         116,918          87,993            204,911
-------------------------------------------------------------------------------------------------------------------
      Total liabilities and partners' equity                       $ 465,223       $ 523,345          $ 988,568
-------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.


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
              Notes to Pro Forma Consolidating Financial Statements

a) As reported in the unaudited financial statements of Tanger Properties Limited Partnership as of or for the nine months ended September 30, 2003.
b) Derived from the Combined Statements of Revenues and Certain Operating Expenses of the Charter Oak Properties (contained herein).
c) To reflect amortization of the portion of the purchase price assigned to above and below market leases in accordance with FAS 141.
d) To reflect estimated incremental personnel and overhead costs to be incurred as a result of the acquisition.
e) To reflect interest expense from (1) the assumption of debt with a face value of $187.1 million ($199.6 million fair value, 4.97% imputed interest rate) and (2) additional borrowings under existing lines of credit of $19.9 million at LIBOR plus 160 basis points (assumed to be 2.7%). A 1% increase or decrease in the LIBOR rate would equal $199,000.
f) To reflect depreciation and amortization based on an acquisition price of $491.0 million (including debt assumption of $187.1 million and cash paid to seller of $303.9), plus closing costs of $11.2 million and a market value debt premium of $12.5 million. Estimated lives used are 35 years for buildings, 4 to 24 years for site improvements, 10 years for lease in-place value, and remaining leases terms for tenant improvements and other lease related intangibles.
g)   To reflect minority interest in net income.
h) To reflect the issuance of 2.3 million common shares in December 2003 by Tanger Factory Outlet Centers, Inc. with net proceeds of $88.0 million as part of the funding of the acquisition of the Charter Oak properties.
i) Derived from the audited financial statements of Tanger Properties Limited Partnership for the year ended December 31, 2002, as reclassified from that previously reported to reflect the requirements of FAS 144.
j) To reflect total acquisition costs of $514.7 million, including purchase price of $491.0 million (including debt assumption of $187.1 million and cash paid to seller of $303.9 million) plus estimated closing costs of $11.2 million and market value of debt premium of $12.5 million. In accordance with FAS 141, a portion of the acquisition costs have been allocated to deferred charges to reflect the fair value of in-place leases and other related intangibles.
k) To reflect initial escrows for insurance and real estate taxes and other working capital reserves expected to be funded at the closing of the acquisition.
l) To reflect the assumption of debt with a face value of $187.1 million and fair value of $199.6 million.
m) Represents additional borrowings under existing lines of credit to be used along with the proceeds from the expected common share offering to fund the acquisition.
n) To reflect the minority interest in the consolidated joint venture which will own the Charter Oak Properties.


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

FUNDS FROM OPERATIONS

Funds from operations, or "FFO," represents income before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization uniquely significant to real estate and after adjustments for unconsolidated partnerships and joint ventures.

FFO is intended to exclude GAAP historical cost depreciation of real estate, which assumes that the value of real estate assets diminish ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts, or "REITs", many of which present FFO when reporting their results. FFO is widely used by us and others in our industry to evaluate and price potential acquisition candidates. The National Association of Real Estate Investment Trusts, Inc., of which we are a member, has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance. In addition, our employment agreements with certain members of management base bonus compensation on our FFO performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

o FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

o FFO does not reflect changes in, or cash requirements for, our working capital needs;

o Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

o FFO may reflect the impact of earnings or charges resulting from matters which may not to be indicative of our ongoing operations; and

o Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only supplementally.

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

The following tables represent a reconciliation of the unaudited pro forma FFO to unaudited pro forma income from continuing operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 after giving effect to the acquisition of the Charter Oak Properties (in thousands, except per share data):

                                                                      Operating     Charter      Pro forma      Pro forma
                                                                     Partnership      Oak       Adjustments    Consolidated
---------------------------------------------------------------------------------------------------------------------------

  For the nine months ended September 30, 2003
Funds from Operations:
  Income from continuing operations                                    $ 11,052     $ 37,928     $ (45,601)       $ 3,379
    Discontinued operations                                                (815)                                     (815)
    Depreciation and amortization
     attributable to discontinued operations                                 89                                        89
    Depreciation and amortization uniquely significant to real estate
     - consolidated                                                      21,252                     16,746         37,998
    Depreciation and amortization uniquely significant to real estate
     - unconsolidated joint ventures                                        808                                       808
    Loss/(gain) on sale of real estate                                      735                                       735
---------------------------------------------------------------------------------------------------------------------------
      Funds from operations                                            $ 33,121      $37,928     $ (28,855)      $ 42,194
---------------------------------------------------------------------------------------------------------------------------
      Weighted average units                                             13,410                      2,300         15,710
---------------------------------------------------------------------------------------------------------------------------
      Funds from operations per unit - diluted                           $ 2.47                                    $ 2.69
---------------------------------------------------------------------------------------------------------------------------

  For the year ended December 31, 2002
Funds from Operations:
    Income from continuing operations                                  $ 11,154     $ 51,230     $ (61,052)       $ 1,332
    Discontinued operations                                               3,126                                     3,126
    Depreciation and amortization
     attributable to discontinued operations                                438                                       438
    Depreciation and amortization uniquely significant to real estate
     - consolidated                                                      28,257                     22,328         50,585
    Depreciation and amortization uniquely significant to real estate
     - unconsolidated joint ventures                                        422                                       422
    Loss/(gain) on sale of real estate                                   (1,702)                                   (1,702)
---------------------------------------------------------------------------------------------------------------------------
      Funds from operations                                            $ 41,695      $51,230     $ (38,724)      $ 54,201
---------------------------------------------------------------------------------------------------------------------------
      Weighted average units                                             12,262                      2,300         14,562
---------------------------------------------------------------------------------------------------------------------------
     Funds from operations per unit - diluted                            $ 3.40                                    $ 3.72
---------------------------------------------------------------------------------------------------------------------------


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed its behalf by the undersigned thereunto duly authorized.


                                    TANGER PROPERTIES LIMITED PARTNERSHIP

                                    By:   Tanger GP Trust, its general partner

                                    By:   /s/ Frank C. Marchisello, Jr.
                                          -----------------------------
                                          Frank C. Marchisello, Jr.
                                          Treasurer and Assistant Secretary



     Date: December 12, 2003


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